UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2008

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place
Bowie, Maryland	20716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2544

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____               Written communication pursuant to Rule 425 under the Securities Act
                        (17 CFR 230.425)

____               Soliciting material pursuant to Rule 14a-12 under the Exchange Act
                       (17 CRF 240.14a-12)

____               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
                       (17 CFR 240.14d-2(b))

____               Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
                        (17 CFR 240.13e- 4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On December 5, 2008, Old Line Bancshares, Inc. (“Bancshares”) entered into a Letter Agreement and Securities Purchase Agreement (collectively, the “Purchase Agreement”) with the United States Department of the Treasury (“Treasury”), pursuant to which Bancshares issued to Treasury (i) 7,000 shares of Bancshares’ Fixed Rate Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”), having a liquidation amount per share equal to $1,000 and (ii) a warrant (“Warrant”) to purchase 141,892 shares of Bancshares’ common stock, par value $0.01 per share, at an exercise price of $7.40 per share, for a total purchase price of $7,000,000.  The Purchase Agreement is attached as Exhibit 10.45 hereto.

The Series A Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at an annual rate of 5% for the first five years and 9% thereafter.  Bancshares may redeem the Series A Preferred Stock on or after February 15, 2012.  Prior to such date, Bancshares may redeem the Series A Preferred Stock only with proceeds from the sale of qualifying equity securities of Bancshares, as defined in the Agreement.  The Series A Preferred Stock is generally non-voting.  The Articles Supplementary to Old Line Bancshares, Inc. Articles of Incorporation (“Articles Supplementary”) setting forth the restrictions on redemption and other terms of the Series A Preferred Stock is described in Item 5.03 below and attached as Exhibit 3.1.3 hereto.

The Warrant has a 10-year term and is immediately exercisable upon issuance.  The Warrant provides for the adjustment of the exercise price and the number of shares of Bancshares’ common stock issuance upon exercise pursuant to customary anti-dilution provisions.  The Warrant is attached as Exhibit 4.3 hereto.  Treasury has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant.

Due to the anti-dilution protection of the Warrant, upon its request Bancshares has represented in writing to the NASDAQ Stock Market LLC that it will not enter into any transactions that would require an adjustment to the number of shares issuable under the Warrant to an amount that would violate NASDAQ’s shareholder approval rules.

Bancshares issued the Series A Preferred Stock and Warrant in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  Neither the Series A Preferred stock, nor the Warrant are subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant shares prior to the earlier of redemption of 100% of the shares of Series A Preferred Stock and December 31, 2009.

Unless redeemed earlier in connection with a qualifying equity offering, prior to December 5, 2011, Bancshares may not pay a dividend on its common stock that exceeds its last quarterly cash dividend per share or redeem any of its equity securities (other than in connection with benefit plans consistent with past practice and certain other conditions specified in the Agreement) without Treasury’s consent, unless Treasury has transferred all of the Preferred Shares to third parties.

The Purchase Agreement also subjects Bancshares to certain of the executive compensation limitations included in the Emergency Stabilization Act of 2008 (“EESA”).  As a result, Bancshares is subject to certain restrictions on its executive compensation that could limit the tax deductibility of compensation it pays to certain of its executive officers  As a condition of closing of the transaction, Messrs. James W. Cornelsen and Joseph E. Burnett and Ms. Christine M. Rush, Bancshares’ Senior Executive Officers, executed a waiver voluntarily waiving any claim against the Treasury or Bancshares for any changes to their compensation or benefits that are required to comply with the regulation issued by the Treasury under the TARP Capital Purchase Program.  Bancshares’ Senior Executive Officers also acknowledged that the regulation may require modification of the compensation, bonus incentive and other benefit plans, arrangements, policies and agreements.

Item 3.02.                      Unregistered Sales of Equity Securities
The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03.                      Material Modification to Rights of Security Holders
The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” with respect to the limits on

Bancshares’ ability to pay dividends on and repurchase its common stock and other equity securities, as described in the Purchase Agreement and Articles Supplementary, is incorporated by reference into this Item 3.03   As discussed above, Bancshares may not, without the approval of Treasury, redeem, repurchase or acquire its capital stock (with limited exceptions) or increase dividends from the last quarterly cash dividend paid per share ($0.03).

The Articles Supplementary restrict the ability of Bancshares to declare or pay dividends or distributions on or purchase, redeem or otherwise acquire for consideration shares of its common stock if Bancshares’ fails to declare and pay full dividends on its Series A Preferred Stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
The information concerning executive compensation described under Item 1.01 Entry into a Material Definitive Agreement is incorporated by reference into this Item 5.02.

Item 5.03.                      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
On December 1, 2008, Bancshares filed Articles Supplementary with the Maryland State Department of Assessments and Taxation for the purpose of amending its Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Series A Preferred Stock.  The Articles Supplementary are attached hereto as Exhibit 3.1.3.

Item 8.01                      Other Information
On December 5, 2008, Bancshares issued a press release announcing that it had sold $7 million in Senior Preferred shares and warrants to purchase common stock to the U.S. Treasury.  The press release is furnished as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

3.1.3	Old Line Bancshares, Inc. Articles Supplementary Fixed Rate Cumulative Preferred Stock, Series A.
4.2	Form of Certificate for the Series A Preferred Stock
4.3	Warrant To Purchase 141,892 Shares of Common Stock Of Old Line Bancshares, Inc.
10.45
Letter Agreement, dated December 5, 2008, between Old Line Bancshares, Inc. and United States Department of the Treasury, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant.

10.46	Form of Waiver, executed by each of Messrs. James W. Cornelsen and Joseph E. Burnett and Ms. Christine M. Rush.
99.1	December 5, 2008 Press Release